Exhibit 99.1

Enertopia Corporation Reports First Drilling Assays as high as 1,290 PPM Lithium

Kelowna, British Columbia--(Newsfile Corp. - July 11, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is very pleased to provide the following update.

Enertopia is delighted to report the following drilling update from our 1,760 acre West Tonopah project just minutes west of Tonopah, NV.  As of July 7th, the complete assays from the five drill holes, drilled to a total depth of 120 feet each, have been received and analyzed.

HOLE #	From ft	To ft	PPM Li Avg	PPM Li high Assay	Claystone Horizon type	Comments
DH22-01	13.0	120	738	1,120	Light green claystone
Including	60	70	0			No core recovery
Including	70	120	923
Including	100	120	905			EOH
DH22-05	32.5	120	799	1,140	Light green claystone
Including	110	120	935			EOH
DH22-06	47.5	120	842	1,290	Light green claystone
Including	112.5	120	880			EOH
DH22-07	40	120	772	1,050	Light green claystone
DH22-07	110	120	785			EOH
DH22-08	20	120	740	1,070	Light green claystone
Including	112	120	590			EOH

EOH means end of drilled hole

OBSERVATIONS:

Overburden varied from a very shallow 13 feet to a maximum of 47.5 feet on the above holes. We are very pleased to have encountered good near surface grades of Lithium claystone covering an area of 4,800 lineal feet North-South, and 1,200 lineal feet West to East in the above five holes.

This phase of drilling has resulted in the confirmation that the lithium claystone horizon was far thicker than originally expected and remains open to depth.  As a result of these findings, we will need to run a follow up deeper drilling program, which will allow us to test the extent of the Light green oxidized claystone horizon, and potential subsequent claystone horizons at depth.

Visually there were at least three different claystone's encountered on the project in different holes. So far we only have assays for the shallow drill holes that have confirmed that the near surface green claystone has indeed been enriched with lithium.

"The Company looks forward to the remaining assay results of the five holes that were drilled to depths of 160 ft in hole DH22-10, and 200 ft each in holes DH22-04,16,19 and 20 in the coming weeks." stated President Robert McAllister.

All samples were submitted to ALS Global in Reno, Nev., for analysis by ME-ICP61 plus Lithium. standards were inserted into the sample sequences at random intervals.

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the West Tonopah project will ultimately have a drill defined resource and if so that that resource will be economic. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTCQB has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.